UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2018

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2018, the Board of Directors the (“Board”) of CVD Equipment Corporation (the “Corporation”) approved the following annual compensation for each of the non-employee directors of the Corporation, effective January 1, 2019:

Annual Retainer Payable to each non-employee director:	$50,000 per year (payable $20,000 in cash &
$30,000 in restricted stock)

Additional Fees Payable to Committee Chairs:
Audit Committee Chair:	$25,000 per year (payable $10,000 in cash &
$15,000 in restricted stock)

Strategic Planning Committee Chair:	$10,000 per year (payable $4,000 in cash &
$6,000 in restricted stock)

Compensation Committee Chair:	$5,000 per year (payable $2,000 in cash &
$3,000 in restricted stock)

Nominating, Gov. & Compliance	$5,000 per year (payable $2,000 in cash &
Committee Chair:	$3,000 in restricted stock)

Independent Lead Director:	$30,000 (payable in all cash)

The restricted stock payable to each non-employee director as set forth above was issued as of January 15, 2019, at an exercise price per share equal to $3.99. The restricted stock shall vest ratably on a quarterly basis from the date of grant on the last day of each calendar quarter, except that with regards to the fourth quarter, such vesting date shall be the earlier of December 31st or the date of the Corporation’s next annual meeting of shareholders, but in no event earlier than November 15th. In the event that such non-employee director is no longer serving as a director on the scheduled vesting date, then such un-vested shares of restricted stock shall be cancelled. The foregoing shares of restricted stock shall immediately fully vest in the event of change of control of the Corporation.

Stock Option Grant

On January 15, 2019, each non-employee director of the Board also received as additional compensation a one-time grant of options to purchase 15,000 shares of the Corporation’s common stock at an exercise price equal to $5.00 per share, which shall vest twelve months from the date of issuance. Such options shall be exercisable for ten years from the date of vesting. In the event that such non-employee director is no longer serving as a director on the scheduled vesting date, then such un-vested option shall be cancelled. The foregoing options shall immediately fully vest in the event of change of control of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 28, 2019

CVD EQUIPMENT CORPORATION

By:	/s/ Leonard A. Rosenbaum
Name:	Leonard A. Rosenbaum
Title:	Chairman, President and Chief Executive Officer